UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

The Hartford Mutual Funds II, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ADJOURNMENT OF
SPECIAL MEETING OF SHAREHOLDERS

SCHRODER SERIES TRUST
Schroder Absolute Return EMD and Currency Fund
Schroder Broad Tax-Aware Value Bond Fund
Schroder Emerging Market Equity Fund
Schroder Emerging Markets Multi-Sector Bond Fund
Schroder International Multi-Cap Value Fund
Schroder Global Multi-Asset Income Fund
Schroder Global Strategic Bond Fund
Schroder U.S. Small and Mid Cap Opportunities Fund
SCHRODER CAPITAL FUNDS (DELAWARE)
Schroder International Alpha Fund
Schroder U.S. Opportunities Fund

Please be advised that the special meeting of shareholders held on October 11, 2016 for the Schroder Absolute Return EMD and Currency Fund, Schroder Broad Tax-Aware Value Bond Fund, Schroder Emerging Market Equity Fund, Schroder Emerging Markets Multi-Sector Bond Fund, Schroder International Multi-Cap Value Fund, Schroder Global Multi-Asset Income Fund, Schroder Global Strategic Bond Fund, and Schroder U.S. Small and Mid Cap Opportunities Fund, each a series of Schroder Series Trust, and Schroder International Alpha Fund and Schroder U.S. Opportunities Fund, each a series of Schroder Capital Funds (Delaware) (together the “Funds”), has been adjourned to allow shareholders additional time to vote on the proposed Agreement and Plan of Reorganization by and among each of Schroder Series Trust and Schroder Capital Funds (Delaware), on behalf of the Funds, and the corresponding funds of The Hartford Mutual Funds II, Inc. (“HMF II”), Schroder Investment Management North America Inc. (“SIMNA”), and Hartford Funds Management Company, LLC (“HFMC”) and to permit additional solicitation of shareholders. The shareholder meeting for the Funds will reconvene on October 13, 2016 at 4:00 pm Eastern time at the office of SIMNA at 875 Third Avenue, 22nd Floor, New York NY 10022 Americas, 38th Floor, New York, NY 10036-8704. During the pendency of the adjourned meeting, shareholders holding shares as of the record date of August 24, 2016, who have not yet voted are encouraged to vote on the reorganization.

In connection with the solicitation of proxies to approve the proposal described above, the Funds have filed a proxy statement. Because the proxy statement contains important information, the Fund’s shareholders are urged to read the proxy statement and accompanying materials carefully. If you have questions, please call the Funds’ proxy solicitor at (800) 713-9968. The proxy statement is also available at http://www.proxyonline.com/docs/SchroderFunds2016.pdf or at the website of the Securities and Exchange Commission, www.sec.gov.